UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2004

SONICWALL, INC.

(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1143 Borregas Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(408) 745-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Amendment No. 1 amends the Current Report on Form 8-K of SonicWALL, Inc., a California corporation, filed with the Securities and Exchange Commission on October 18, 2004.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2004, the board of directors of the Registrant approved a new Form of Stock Option Agreement under the Registrant’s shareholder approved 1998 Stock Option Plan, as amended. The new Form of Agreement was used in connection with option grants to three of its executive officers on October 11, 2004. On that date the Registrant executed the new form Agreements with each of the following executive officers on the following terms: Michael Stewart, Robert Knauff and Frederick M. Gonzalez each was granted an incentive stock option to purchase 75,000 shares of the Registrant’s Common Stock at an exercise price equal to $5.50. Additionally, subject to accelerated vesting as set forth in duly authorized written agreements by and between each of the optionees, as applicable, and the Registrant, each of the options may be exercised, in whole or in part, in accordance with the following schedule: 1/48 of the shares subject to each option shall vest each month after the vesting commencement date of October 11, 2004, subject to each optionee remaining in continuous employment with the Registrant on such dates.

A copy of the form of the Agreement is attached as Exhibit 10.1 hereto and is incorporated in this Item 1.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC.

By:	/s/ Kathleen M Fisher
Kathleen M. Fisher, Chief Financial Officer

Date: October 25, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Option Agreement*

*	This exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.